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                                                                   Exhibit 10.25

                                   ATMI, INC.
                        RESTRICTED STOCK GRANT AGREEMENT

          THIS AGREEMENT, made as of the ______ day of _____________ 2004, between ATMI, Inc. (the "Company") and _________________ (the "Participant").

          WHEREAS, the Company has adopted and maintains the ATMI, Inc. 2003 Stock Plan (the "Plan"), attached hereto as Exhibit A;

          WHEREAS, the Plan provides that the Board of Directors of the Company shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

          WHEREAS, the Board of Directors has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

          1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Board of Directors hereby grants to the Participant _________ restricted shares (the "Restricted Stock") of common stock of the Company, par value $0.01 per share ("Common Stock").

          2. Grant Date. The Grant Date of the Restricted Stock is ______________, 2004.

          3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board of Directors, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

          4. Vesting. Subject to the further provision of this Agreement, the Restricted Stock shall vest with respect to a number of whole shares as close as possible to the following percentage of the total number of shares of Restricted Stock granted hereunder on the following dates (each, a "Vesting Date"):

PERCENTAGE OF TOTAL SHARES             VESTING DATE
--------------------------             ------------
            50%              Third anniversary of Grant Date
            25%              Fourth anniversary of Grant Date
            25%              Fifth anniversary of Grant Date

          5. Restrictions on Transferability. Until a share of Restricted Stock vests, such share may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except by will or the laws of descent and distribution), or pledged or hypothecated


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as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void. If the Participant attempts to dispose of or encumber the Participant's unvested shares of Restricted Stock, such shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 8 hereof, shall be forfeited as of the date of such attempted transfer and the Participant promptly shall return to the Company any certificates evidencing such shares.

          6. Termination of Employment. In the event that the Participant's employment with the Company or one of the Company's subsidiaries terminates for any reason, all unvested shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 8 hereof, shall be forfeited as of the date of such termination of employment and the Participant promptly shall return to the Company any certificates evidencing such shares. For purposes of this Agreement, the Participant shall be deemed to have a terminated employment or incurred a termination of employment upon (i) the date the Participant ceases to be employed by, or to provide consulting services for, the Company or any Company subsidiary; or (ii) the date the Participant ceases to be a Board member, provided, however, that if the Participant (x) at the time of reference is both an employee or consultant and a Board member, or (y) ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary, the Participant shall not be deemed to have a "termination of employment" until the last of the dates determined pursuant to subparagraphs (i) and (ii) above. The Committee, in its discretion, may determine whether any leave of absence constitutes a termination of employment for purposes of this Agreement.

          7. Issuance of Certificates.

          (a) Reasonably promptly after the Grant Date, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock. Each such certificate may bear the following legend:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE ATMI, INC. 2003 STOCK PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN ATMI, INC. AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF ATMI, INC."

Such legend shall not be removed from such certificates until such shares of Restricted Stock vest.


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          (b) Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 4 hereof, in exchange for the surrender to the Company of the certificates evidencing such shares of Restricted Stock delivered to the Participant under Section 7(a) hereof, the Company shall issue and deliver to the Participant (or the Participant's legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock, free of the legend provided in Section 7(a) hereof, together with any property in respect of such shares held by the custodian pursuant to Section 8 hereof.

          (c) The Company may require as a condition of the delivery of stock certificates pursuant to Section 7(b) hereof that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate.

          (d) The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor pursuant to
Section 7(a) hereof, and then only from the date such certificate is issued. Upon the issuance of a stock certificate, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability, the forfeiture provisions and the requirement that dividends be held in escrow until the shares vest, as set forth in this Agreement.

          8. Dividends, etc. Unless the Board of Directors otherwise determines, any property, including cash dividends, received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise and for which the Grant Date occurs prior to such event but which has not vested as of the date of such event, will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the Company or a custodian designated by the Company. The Company shall or shall cause such custodian to issue to the Participant a receipt evidencing the property held by it in respect of the Restricted Stock.

          9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

          10. Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company or one of the Company's subsidiaries, or affect any right which the Company may have to terminate such employment or service.


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          11. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without regard to the provisions governing conflict of laws.

          14. Obligation to Notify. If the Participant makes the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant's income. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election. The Participant acknowledges that it is his or her sole responsibility, and not the Company's, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

          15. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.


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          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                                        ATMI, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        ----------------------------------------
                                        [Participant]


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